Exhibit 99.1

Turning Point Brands Announces First Quarter 2023 Results

-Net Sales for Q1 2023 Increased 0.1 Percent Year-Over-Year

LOUISVILLE, KY – May 3, 2023 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, announced today financial results for the first quarter ended March 31, 2023.

Q1 2023 vs. Q1 2022

•	Total consolidated net sales increased 0.1% to $101.0 million
o	Zig-Zag Products net sales decreased by 8.3% due to anticipated reduction of trade inventory during the quarter
o	Stoker’s Products net sales increased by 6.2%
o	Creative Distribution Solutions net sales increased by 8.0%
•	Gross profit decreased 6.1% to $48.6 million
•	Net income decreased 30.9% to $7.6 million
•	Adjusted net income decreased 18.1% to $11.9 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA decreased 17.7% to $20.8 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.41 and Adjusted Diluted EPS of $0.62 compared to $0.55 and $0.71 in the same period one year ago, respectively (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented: “We are encouraged by our first quarter operating results which fell within our expectations. The Zig-Zag segment had an anticipated inventory reduction with certain wholesale customers but saw strong performance from the alternative channel and the roll-out of CLIPPER lighters. With the adjustment in trade inventory, Zig-Zag is now well-positioned to demonstrate growth for the balance of the year. Stoker’s had a solid quarter of performance as the value proposition of Stoker’s MST and looseleaf led to another quarter of market share gains. We opportunistically purchased another $13.9 million in aggregate principal amount of our convertible notes during the first quarter while maintaining a strong cash balance. We are currently maintaining our annual guidance as we focus on executing against our plan for the balance of the year.”

Zig-Zag Products Segment (42% of total net sales in the quarter)

For the first quarter, Zig-Zag Products net sales decreased 8.3% to $41.9 million. TPB’s Canadian and other smoking accessories businesses saw strong growth during the quarter. This was offset by anticipated declines in the U.S. rolling papers and wraps businesses which were impacted by reduction of trade inventory during the quarter. For the first quarter, total Zig-Zag Products segment volume decreased 8.6%, while price / mix increased 0.3%.

For the quarter, the Zig-Zag Products segment gross profit decreased 15.0% to $22.4 million. Gross margin declined 420 basis points to 53.5% driven primarily by product mix including the decline of higher margin U.S. rolling paper and wraps products and contribution of CLIPPER lighters which operates at lower gross profit margins.

“Zig-Zag papers and wraps demonstrated solid results in-light of planned inventory reduction with certain customers. Our e-commerce business had another quarter of double-digit growth as we continue to build our presence in the alternative channel,” said Purdy. “The acceptance of CLIPPER lighters within the trade remains encouraging and sets up well for increased penetration going forward.”

Stoker’s Products Segment (33% of total net sales in the quarter)

For the first quarter, Stoker’s Products net sales increased 6.2% to $33.7 million on high single-digit growth of MST and low-single digit growth of loose-leaf chewing tobacco. For the first quarter, total Stoker’s Products segment volume increased 0.3%, while price / mix increased 5.9%.

For the quarter, the Stoker’s Products segment gross profit increased 10.1% to $19.5 million. Gross margin expanded 200 basis points to 57.8% due to MST pricing gains.

“Stoker’s saw another quarter of solid performance with strong market share gains in both the MST and loose-leaf chewing tobacco categories as its value proposition continues to resonate with consumers,” continued Purdy.

Performance Measures in the First Quarter

First quarter consolidated selling, general and administrative (“SG&A”) expenses were $30.8 million compared to $32.6 million in the first quarter of 2022.

The first quarter SG&A included the following notable items:

•	$0.1 million of ERP / CRM duplicative system costs compared to $0.3 million of ERP / CRP scoping expenses in the previous year
•	$0.7 million of stock options, restricted stock and incentive expense compared to $1.2 million in the year-ago period
•	$0.2 million of FDA PMTA-related expenses compared to $1.1 million in the year-ago period
•	$0.0 million of transaction expenses as compared to $0.4 million in the year-ago period
•	$0.0 million of restructuring costs as compared to $1.3 million in the year-ago period

Total gross debt as of March 31, 2023 was $398.6 million. The corresponding net debt (total gross debt less cash) at March 31, 2023 was $293.8 million. The Company ended the quarter with total liquidity of $128.4 million, comprised of $104.8 million in cash and $23.6 million of revolving credit facility capacity.

During the quarter, the Company repurchased $13.9 million in aggregate principal amount of its 2.50% Convertible Senior Notes due July 2024.

The Company recorded an impairment charge of $4.9 million during the quarter related to a minority investment in a development stage venture.

2023 Outlook

At this time, the Company is maintaining its previous expectation of full-year 2023 adjusted EBITDA to be $88 to $94 million.

Creative Distribution Solutions (“CDS”) (25% of total net sales in the quarter)

For the first quarter, CDS (formerly the Company’s “NewGen” segment) net sales were $25.4 million, gross was $6.8 million, and gross margin was 26.6%.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Wednesday, May 3, 2023. Investment community participants should dial in 10 minutes ahead of time using the toll-free number 888-330-2502 (international participants should call 240-789-2713), and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 215,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com

Financial Statements Follow:

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022

Net sales	$100,956	$100,894
Cost of sales	52,339	49,100
Gross profit	48,617	51,794
Selling, general, and administrative expenses	30,775	32,565
Operating income	17,842	19,229
Interest expense, net	4,010	5,196
Investment loss (gain)	4,799	(78)
Gain on extinguishment of debt	(777)	-
Income before income taxes	9,810	14,111
Income tax expense	2,468	3,340
Consolidated net income	7,342	10,771
Net loss attributable to non-controlling interest	(255)	(227)
Net income attributable to Turning Point Brands, Inc.	$7,597	$10,998

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.43	$0.60
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.41	$0.55
Weighted average common shares outstanding:
Basic	17,531,414	18,257,695
Diluted	20,669,152	21,749,510

Supplemental disclosures of statements of income information:
Excise tax expense	$5,024	$5,709
FDA fees	$195	$124

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)
	March 31,	December 31,
ASSETS	2023	2022
Current assets:
Cash	$104,801	$106,403
Accounts receivable, net of allowances of $101 in 2023 and $114 in 2022	8,584	8,377
Inventories	113,738	119,915
Other current assets	19,961	22,959
Total current assets	247,084	257,654
Property, plant, and equipment, net	24,364	22,788
Deferred income taxes	8,069	8,443
Right of use assets	11,722	12,465
Deferred financing costs, net	256	282
Goodwill	136,253	136,253
Other intangible assets, net	82,821	83,592
Master Settlement Agreement (MSA) escrow deposits	28,710	27,980
Other assets	20,647	22,649
Total assets	$559,926	$572,106

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,390	$8,355
Accrued liabilities	25,932	33,001
Other current liabilities	20	20
Total current liabilities	36,342	41,376
Notes payable and long-term debt	393,578	406,757
Lease liabilities	10,072	10,593
Total liabilities	439,992	458,726

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 19,901,989 issued shares and 17,585,529 outstanding shares at March 31, 2023, and 19,801,623 issued shares and 17,485,163 outstanding shares at December 31, 2022	199	198
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	113,477	113,242
Cost of repurchased common stock (2,316,460 shares at March 31, 2023 and December 31, 2022)	(78,093)	(78,093)
Accumulated other comprehensive loss	(2,234)	(2,393)
Accumulated earnings	85,133	78,691
Non-controlling interest	1,452	1,735
Total stockholders' equity	119,934	113,380
Total liabilities and stockholders' equity	$559,926	$572,106

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Consolidated net income	$7,342	$10,771
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	(777)	-
Loss (gain) on sale of property, plant, and equipment	(6)	1
Depreciation expense	776	871
Amortization of other intangible assets	771	463
Amortization of deferred financing costs	626	645
Deferred income tax expense (benefit)	299	(34)
Stock compensation expense	743	1,159
Noncash lease income	(14)	(5)
Loss (gain) on investments	4,897	(14)
Changes in operating assets and liabilities:
Accounts receivable	(216)	(2,958)
Inventories	6,173	(18,258)
Other current assets	2,639	1,081
Other assets	(2,895)	382
Accounts payable	2,051	22,101
Accrued liabilities and other	(7,025)	(3,165)
Net cash provided by operating activities	$15,384	$13,040

Cash flows from investing activities:
Capital expenditures	$(2,435)	$(2,787)
Restricted cash, MSA escrow deposits	-	(8,468)
Proceeds on the sale of property, plant and equipment	3	1
Net cash used in investing activities	$(2,432)	$(11,254)

Cash flows from financing activities:
Repurchased Convertible Senior Notes	$(13,002)	$-
Proceeds from call options	33	-
Payment of dividends	(1,052)	(1,022)
Exercise of options	357	245
Redemption of performance restricted stock units	(889)	(1,141)
Common stock repurchased	-	(10,622)
Net cash used in financing activities	$(14,553)	$(12,540)

Net decrease in cash	$(1,601)	$(10,754)
Effect of foreign currency translation on cash	$(1)	$(3)

Cash, beginning of period:
Unrestricted	106,403	128,320
Restricted	4,929	15,155
Total cash at beginning of period	111,332	143,475

Cash, end of period:
Unrestricted	104,801	126,045
Restricted	4,929	6,673
Total cash at end of period	$109,730	$132,718

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Gross Profit: as gross profit excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income  excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA Adjusted Diluted EPS, Adjusted Gross Profit and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net income attributable to Turning Point Brands, Inc.	$7,597	$10,998
Add:
Interest expense, net	4,010	5,196
Gain on extinguishment of debt	(777)	-
Income tax expense	2,468	3,340
Depreciation expense	776	871
Amortization expense	771	463
EBITDA	$14,845	$20,868
Components of Adjusted EBITDA
Corporate restructuring (a)	-	1,332
ERP/CRM (b)	138	330
Stock options, restricted stock, and incentives expense (c)	743	1,159
Transactional expenses (d)	4	425
FDA PMTA (e)	158	1,139
Non-cash asset impairment (f)	4,897	-
Adjusted EBITDA	$20,785	$25,253

(a)	Represents costs associated with corporate restructuring, including severance.
(b)	Represents cost assosicated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units ("PRSUs").
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").
(f)	Represents impairment of investment assets.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS

(dollars in thousands except share data)
(unaudited)	Three Months Ended		Three Months Ended
	March 31, 2023		March 31, 2022
	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP EPS	$7,597	$0.41	$10,998	$0.55
Gain on extinguishment of debt (a)	(582)	(0.03)	-	-
Corporate restructuring (b)	-	-	1,017	0.05
ERP/CRM (c)	103	0.00	252	0.01
Stock options, restricted stock, and incentives expense (d)	556	0.03	885	0.04
Transactional expenses (e)	3	0.00	324	0.01
FDA PMTA (f)	118	0.01	869	0.04
Non-cash asset impairment (g)	3,665	0.18	-	-
Tax (expense) benefit (h)	415	0.02	152	0.01
Adjusted	$11,876	$0.62	$14,497	$0.71

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt tax effected at the quarterly tax rate.
(b)	Represents costs associated with corporate restructuring, including severance, tax effected at the quarterly tax rate.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses tax effected at the quarterly tax rate.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs tax effected at the quarterly tax rate.
(e)	Represents the fees incurred for transaction expenses tax effected at the quarterly tax rate.
(f)	Represents costs associated with applications related to the FDA PMTA tax effected at the quarterly tax rate.
(g)	Represents impairment of investment assets tax effected at the quarterly tax rate.
(h)	Represents adjustment from quarterly tax rate to annual projected tax rate of 23% in 2023 and 2022.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products		Creative Distribution Solutions
	1st Quarter	1st Quarter	1st Quarter	1st Quarter	1st Quarter	1st Quarter	1st Quarter	1st Quarter
	2023	2022	2023	2022	2023	2022	2023	2022

Net sales	$100,956	$100,894	$41,887	$45,672	$33,662	$31,703	$25,407	$23,519

Gross profit	$48,617	$51,794	$22,390	$26,343	$19,465	$17,686	$6,762	$7,765

Operating income	$17,842	$19,229	$13,641	$18,737	$14,563	$13,506	$261	$678
Adjustments:
Corporate restructuring	-	1,332	-	-	-	-	-	-
Transactional expenses	4	425	-	-	-	-	-	-
FDA PMTA	158	1,139	-	-	-	-	-	-
Adjusted operating income	$18,004	$22,125	$13,641	$18,737	$14,563	$13,506	$261	$678

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238